UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934




                               December 22, 2000
                                 Date of Report



                                 Rent-Way, Inc.
             (Exact name of registrant as specified in its charter)




        Pennsylvania                000-22026               25-1407782
----------------------------     ---------------         ----------------
(State or other              (Commission File Number)    (IRS Employer
jurisdiction of corporation)                                 Identification No.)





One RentWay Place, Erie, Pennsylvania                          16505
--------------------------------------------------------------------------------
(Address of principal executive offices)                     Zip Code



Registrant's telephone number, including area code:        (814) 455-5378
                                                    ----------------------------










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Item 5.           Other Events


     RENT-WAY'S OFFICERS AND DIRECTORS TO PURCHASE SHARES IN OPEN MARKET

December 20, 2000 - Erie, Pennsylvania. Rent-Way, Inc. (NYSE-RWY) today announced that several of its executive officers and directors have advised that they intend to begin purchasing shares of common stock of the company in the open market. The timing and amount of these purchases will be determined by the officers and directors. However, no purchases will be made prior to December 26, 2000, nor will any purchases occur during any period when the existence of material, non-public information regarding the company makes those purchases inappropriate. Rent-Way's common stock closed yesterday at $2.75 per share, down approximately 89% from its closing price on October 27, 2000, the last trading day prior to the company's announcement of its accounting investigation, and down approximately 91% from its 52-week high.

Rent-Way is the second-largest operator of rental-purchase stores in the United States. Rent-Way rents quality name-brand merchandise such as home entertainment equipment, computers, furniture and appliances from 1,142 stores in 42 states.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                             Rent-Way, Inc.
                                  -----------------------------------
                                              (Registrant)





         December 22, 2000                 /s/William E. Morgenstern
    -----------------------------         --------------------------------
                Date                                (Signature)
                                              William E. Morgenstern
                                         Chairman and Chief Executive Officer





       December 22, 2000                   /s/ William A. McDonnell
    -----------------------------         --------------------------------
                Date                                (Signature)
                                               William A. McDonnell
                                      Vice President and Chief Financial Officer